UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 5, 2009
eTelecare Global Solutions, Inc.
(Exact name of registrant as specified in its charter)
001-33362
(Commission File Number)

Philippines	98-0467478
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)
31st Floor CyberOne Building, Eastwood City, Cyberpark,
Libis, Quezon City 1110
Philippines
(Address of principal executive offices, with zip code)
63 (2) 916 5670
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On January 5, 2009, J. Michael Dodson resigned as the Senior Vice President and Chief Financial Officer of eTelecare Global Solutions, Inc. (“eTelecare”) to pursue other opportunities.
(c) Matthew T. Gibbs II, 44, was appointed eTelecare’s Senior Vice President and Chief Financial Officer effective as of January 5, 2009. Prior to joining eTelecare, Mr. Gibbs served as a managing partner at Maka, LLC, an investment consulting firm, since January 2007. From September 1999 to December 2006, Mr. Gibbs served as the Chief Financial Officer of Language Lines Services, a provider of interpretation services.
Mr. Gibbs is entitled to a base salary of $325,000. Mr. Gibbs is also entitled to an annual bonus of up to 60% of his base salary based on the achievement of certain performance targets and an initial equity award equal to 15% of the total equity pool available to management, which has not yet been determined.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eTELECARE GLOBAL SOLUTIONS, INC.
Date: January 6, 2009	By:	/s/ Matthew T. Gibbs
Matthew T. Gibbs
Chief Financial Officer